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                                                                       Exhibit 5

                                                              September 28, 1995


Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, NW
Washington, DC  20549

     Re:  REGISTRATION STATEMENT ON FORM S-3
          COVERING 3,000,000 SHARES OF COMMON STOCK,
          $5.00 PAR VALUE, OF THE QUAKER OATS COMPANY
          -------------------------------------------

Gentlemen:

          This is in reference to the proposed registration by The Quaker Oats Company ("the Company") of 3,000,000 Shares of its Common Stock, $5.00 par value per share, on Form S-3.

          Based upon my general familiarity with the properties and affairs of the Company and the examination by me of those records I deemed necessary, I am of the opinion that:

     1. The Company is duly organized and validly existing under the laws of the State of New Jersey; and

     2. All necessary corporate action and proceedings were taken to authorize the issuance of the aforesaid shares and such shares, upon issuance and receipt by the Company of a purchase price in excess of par value, shall be validly issued, fully paid and non-assessable shares of stock of the Company.

          I hereby consent to the use of this opinion in the above-referenced Registration Statement and to the reference to me under "legality" in the Prospectus included as part thereof.


                                       Very truly yours,



                                       R. Thomas Howell, Jr.
                                       Vice President - General Corporate
                                       Counsel and Corporate Secretary